Exhibit 10.1

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

*The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

ASSET PURCHASE AGREEMENT

dated as of

August 27, 2024

by and between

DatChat, Inc.

and

Judaopta LLC

i

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of August [26], 2024 (the “Agreement Date”) by and between DatChat, Inc. a Nevada corporation (“Buyer”) and Judaopta LLC, a Delaware limited liability company (“Seller”).

W I T N E S E T H:

WHEREAS, Seller owns certain Software referred to as “RenAI” (the “RenAI Software,” as further defined below) and the Purchased Domain Name (collectively, the “Assets”); and

WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Assets on the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions.

(a) The following terms, as used herein, shall have the meanings ascribed to them below:

“Assets” means the RenAI Software and the Purchased Domain Name.

“Closing” has the meaning specified in Section 2.5(a).

“Closing Date” has the meaning specified in Section 2.5(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Domain Names” means World Wide Web addresses, domain names and uniform resource locators.

“Governmental Authority” means (i) the United States of America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities, provinces and parishes), (iii) any foreign (as to the United States of America) sovereign entity, any state, commonwealth, territory or possession of any such foreign entity (including counties, municipalities, provinces and parishes) and any political subdivision thereof, (iv) any court, quasi-governmental authority, tribunal, department, commission, board, bureau, agency, authority or instrumentality of any of the foregoing, (v) any multinational organization or body, or (iv) any Person exercising or entitled to exercise any executive, legislative, judicial, administrative, regulatory, police, military or taxing power of any nature.

“Intellectual Property” means (a) Intellectual Property Rights and (b) Proprietary Information and Technology, including without limitation the Software.

“Intellectual Property Rights” means any and all of the following and all rights in, arising out of, or associated therewith throughout the world, including: patents, utility models, and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights in inventions and discoveries anywhere in the world, including invention disclosures, common law and statutory rights associated with Trade Secrets, confidential and proprietary information and know-how, industrial designs and any registrations and applications therefor, trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name applications and registrations, social media accounts, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor and all other rights corresponding thereto, database rights, mask works, mask work registrations and applications therefor and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, moral and economic rights of authors and inventors, however denominated and any similar or equivalent rights to any of the foregoing, and all benefits, privileges, causes of action and remedies relating to any of the foregoing.

“IT Systems” has the meaning specified in Section 3.4(e).

“Judgment” means any judgment, judicial decision, writ, order, and injunction, award or decree of or by any Governmental Authority or private arbitration tribunal.

“Legal Requirement” means applicable common law and any statute, ordinance, code, law, rule, regulation, order, directive, restriction, technical or other written standard, requirement (licensing or otherwise) or procedure enacted, adopted, promulgated, applied or followed by or any agreement entered into by any Governmental Authority, including (A) any Judgment; and (B) any and all supervisory directives of Governmental Authorities affecting this Agreement, or the subject matter hereof.

“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability and/or any obligations that are executory in nature), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, license, encumbrance or other adverse claim of any kind in respect of such property or asset, conditional sale agreement, capital lease or other title retention agreement.

“Open Source Software” means any Software that is licensed, distributed or conveyed as “open source software,” “free software,” “copyleft” or under a similar licensing or distribution model, or under a contract that requires as a condition of its use, modification or distribution that it, or other Software into which such Software is incorporated or with which such Software is combined or distributed or that is derived from or links to such Software, be disclosed or distributed in source code form, licensed for the purpose of making derivative works, delivered or licensed at no charge or be licensed, distributed or conveyed under some or all of the terms as such contract (including Software licensed under the GNU General Public License, GNU Lesser General Public License, Affero General Public License, Mozilla Public License, BSD licenses, Microsoft Shared Source License, Common Public License, Netscape Public License, Sun Community Source License, Sun Industry Standards License, Apache License and any license listed at www.opensource.org).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including any Governmental Authority.

“Proprietary Information and Technology” means any and all of the following: works of authorship, computer programs, source code and executable code, whether embodied in Software, firmware or otherwise, assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, models, tooling, prototypes, breadboards and other devices, data, data structures, databases, data compilations and collections, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential ideas and information, tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, customer lists and supplier lists and any and all instantiations or embodiments of the foregoing.

“Purchased Domain Name” means the Domain Name(s) listed in Exhibit B attached hereto.

“Purchase Price” has the meaning specified in Section 2.4(a).

“RenAI Software” means the Software listed in Exhibit A attached hereto and all Intellectual Property embodied therein or related thereto.

“Software” means computer software (whether in source code, object or executable code), including operating systems, firmware, libraries, applications, application programming interfaces, protocols, compilers, programming tools and mobile apps.

“Tax” or “Taxes” means, without limitation, any and all U.S. federal, state, local or non-U.S. income, gross receipts, capital gains, franchise, alternative or add-on minimum, estimated, sales, use, goods and services, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, unclaimed property or escheat, windfall profit, environmental, customs, duties, real property, ad valorem, special assessment, personal property, equity, social security, unemployment, employment, disability, payroll, license, qui tam suits (or any similar or comparable suits) brought by any Person which is related or attributable to taxes, employee or other withholding, contributions or other tax, of any kind whatsoever, whether disputed or not, imposed by any Governmental Authority, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing and including any obligations to indemnify or otherwise assume or succeed to the tax Liability of any other Person.

“Trade Secrets” means trade secrets, including confidential or proprietary information and know-how, discoveries, processes, techniques, methods, designs, data, specifications, proposals, financial, business and marketing plans, and customer and supplier lists, in each case to the extent constituting trade secrets under applicable law.

Section 1.2 Interpretation.

(a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, consistently applied, including the statements and interpretations of the U.S. Financial Accounting Standards Board.

(b) The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(c) This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

Article 2
PURCHASE AND SALE

Section 2.1 Purchase and Sale. Upon the terms and subject to the terms and conditions of this Agreement, at the Closing, Buyer shall purchase and accept the conveyance, transfer, assignment and delivery from Seller and Seller shall sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Buyer, free and clear of all Liens all right, title and interest in and to the Assets. Seller shall, in addition, deliver documentation associated with the (i) Purchased Domain Name (including subdomains) and (ii) the RenAI Software, including the source code and all related technical documentation, as further described on Exhibit C, attached hereto (the “Ren AI Source Code”). Buyer shall be the owner of the Assets as of and after Closing.

Section 2.2 Assumed Liabilities(a). Buyer shall not assume any Liabilities relating to the Assets based on any claim under or arising out of any action of Seller prior to Closing. Buyer is not assuming any Liabilities of Seller.

Section 2.3 Excluded Liabilities. All Liabilities shall be retained by and remain Liabilities of Seller (all such retained Liabilities being referred to herein as the “Excluded Liabilities”).

Section 2.4 Purchase Price; Closing Payment.

(a) Purchase Price. In consideration of the sale of the Assets and other terms of this Agreement, Buyer shall pay to Seller the sum of 8,000,000 shares of common stock of Dragon Interact, Inc., a majority-owned subsidiary of Buyer (the “Purchase Price”).

(b) Timing of Purchase Price Payment: The Purchase Price shall be paid in full at the Closing.

Section 2.5 Closing; Pre-Closing Verification.

(a) On the terms and subject to the conditions set forth herein, the closing of the purchase and sale of the Assets hereunder (the “Closing”) shall take place as soon as practicable but not later than the third Business Day following the date on which all of the conditions to Closing set forth in Section 5.1 and Section 5.2 are satisfied or waived (other than those conditions that, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or (b) such other date, time and place Buyer and Seller may mutually agree. The Closing may take place by electronic means. The date that the Closing occurs is referred to as the “Closing Date.”

(b) At the Closing, Seller shall deliver to Buyer the following ancillary documents:

(i) a “Bill of Sale” duly executed by Seller conveying the Assets to Buyer, free and clear of all encumbrances, in the form attached hereto as Exhibit D; and

(ii) a “Domain Name Assignment” executed by Seller, with respect to the RenAI Domain, in the form attached hereto as Exhibit E.

Article 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer, as of the Agreement Date and as of the Closing Date, as follows:

Section 3.1 Existence and Power. Seller is a limited liability company, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has all corporate or limited liability company power required to own and sell the Assets pursuant to this Agreement.

Section 3.2 Authorization. Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller, and this Agreement constitute a valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms.

Section 3.3 Non-Contravention. The execution, delivery and performance of this Agreement by Seller does not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under any law, ordinance, or governmental rule or regulation to which Seller is subject, or any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller. The execution and performance of this Agreement by Seller will not constitute or result in a violation of any material agreement to which Seller is a party.

Section 3.4 Intellectual Property.

(a) Seller is the sole and exclusive owner of the RenAI Software and all Intellectual Property rights associated therewith. No RenAI Intellectual Property has been or is now involved in any dispute, opposition, invalidation or cancellation proceeding and, to Seller’s knowledge, no such action is threatened with respect to any RenAI Intellectual Property. No RenAI Intellectual Property has or is being infringed or, to Seller’s knowledge, has been challenged or threatened in any way. To Seller’s knowledge, the RenAI Intellectual Property does not infringe the rights of any third party.

(b) Liabilities. Seller has no express present or future obligation under any written contract to provide indemnification for infringement, misappropriation, or violation of any Intellectual Property of any third Person or otherwise, or provide updates, enhancements, improvements, modifications, fixes, support, or maintenance for any RenAI Intellectual Property or RenAI Software.

(c) No Order. There are no court orders to which the Seller is a party or is otherwise bound that restrict the rights of the Seller to use, transfer, license, distribute, exploit, or enforce any RenAI Intellectual Property.

(d) Seller has not used Open Source Software in any manner that would, with respect to the RenAI Software included in the Assets, (i) require its disclosure or distribution in source code form, (ii) require the licensing thereof for the purpose of making derivative works, (iii) impose any restriction on the consideration to be charged for the distribution thereof or (iv) create, or purport to create, obligations for Seller (or, after the Closing, Buyer) with respect to any Intellectual Property owned by any of them.

(e) Seller has taken and maintains reasonable measures (i) to protect the operation, confidentiality, integrity and security of the computer and information technology systems (including Software), servers and other hardware, databases, data communication lines, network and telecommunications equipment, and all other information technology equipment (the “IT Systems”) included in the Assets

(f) Source Code. The Seller is in possession of the source code necessary to operate the RenAI Software. The Seller has taken reasonable steps to maintain the confidentiality of all source code as customary in the industry for companies at similar development stage as the Seller. Except in connection with the transaction contemplated hereby, the Seller has not disclosed, delivered or licensed any source code for the RenAI Software to any third Person (including depositing any Seller Source Code with a third-party escrow agent) other than to employees and contractors performing services on behalf of the Seller who has executed confidentiality agreements which have not, to the knowledge of the Seller, been breached. The Seller has not entered into any contract with any Person requiring, upon the absence or occurrence of an event of default, the disclosure, delivery or license of any Seller Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Seller, or any Person acting on behalf of the Seller of any source code of the Company, and no portions of such source code have been disclosed, delivered, or licensed to a third Person.

(g) This Agreement will not result in: (i) Buyer granting to any third Person any right to or with respect to any Intellectual Property owned by, or licensed to, Buyer; (ii) Seller granting to any third Person any right to or with respect to the Assets; (iii) Buyer being bound by, or subject to, any non-compete or other restriction on its freedom to engage in, participate in, operate or compete in any line of business; or (iv) Buyer being obligated to pay any royalties or other license fees with respect to Intellectual Property Rights of any third Person in excess of those payable by Seller in the absence of this Agreement or the transactions contemplated hereby.

Section 3.5 Compliance with Laws; Permits.

(a) Seller has complied with all laws applicable to the Assets, and has all material permits and licenses required thereby. There is no action of any nature pending or, to the knowledge of Seller, threatened against Seller or the Assets, nor is there any reasonable basis therefor.

Article 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the Agreement Date and as of the Closing Date that:

Section 4.1 Existence and Power. Buyer is a company duly organized, validly existing and in good standing under the laws of Nevada, and has all necessary power required to carry on its business as it is now conducted.

Section 4.2 Authorization. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby are within the power of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable against Buyer in accordance with its terms.

Section 4.3 Non-Contravention. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and will not (a) violate the certificate of incorporation, bylaws or other organizational or constituent documents of Buyer, (b) violate or conflict with any law applicable to Buyer, or (c) violate or conflict with, result in a breach of, or constitute a default under or give rise to any right of termination, cancellation, modification or acceleration of any right or obligation of Buyer under any provision of any agreement, contract or other instrument binding upon Buyer.

Section 4.4 Further Assurances. Following the Closing, each of Buyer and Seller shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions, in each case, at Buyer’s expense, as may be necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Assets. Without limiting the generality of the foregoing, in the event that any assets or rights are discovered or identified after the Closing that, pursuant to this Agreement, constitute Assets that should have been transferred to Buyer, Seller shall promptly transfer and deliver them (or cause them to be delivered) to Buyer without additional payment.

Article 5
CONDITIONS AND CLOSING DELIVERIES

Section 5.1 Condition to Obligations of the Buyer(a). The obligations of the Buyer to consummate the Closing are subject to the fulfillment or satisfaction, on and as of the dates specified below, of each of the following conditions (any one or more of which may be waived by Buyer in writing):

(a) Accuracy of Representations and Warranties. (i) The representations and warranties of Seller set forth in this Agreement will be true and correct in all respects on the Agreement Date and true and correct in all respects on the Closing Date with the same force and effect as if they had been made on the Closing Date (except for any such representations and warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified by materiality will be true and correct in all respects as of such specified date or dates).

(b) Covenants. Seller shall have performed and complied in all material respects with all of its covenants and obligations contained in this Agreement (to the extent that such covenants and obligations require performance by Seller on or before the Closing Date).

(c) Compliance with Legal Requirements; No Legal Restraints. There shall not have been issued, granted, enacted or adopted, or threatened by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, or action, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal, restrains, enjoins or otherwise imposes limitations on: (a) the transactions contemplated by this Agreement or (b) Buyer’s right to own, retain, use or operate any of the Assets.

Section 5.2 Condition to Obligations of the Seller. The obligations of Seller to consummate the Closing are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Seller):

(a) Accuracy of Representations and Warranties. (i) The representations and warranties of Buyer set forth in this Agreement will be true and correct in all respects on the Agreement Date and true and correct in all respects on the Closing Date with the same force and effect as if they had been made on the Closing Date (except for any such representations and warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified by materiality will be true and correct in all respects as of such specified date or dates).

(b) Covenants. Buyer shall have performed and complied in all material respects with all of its covenants and obligations contained in this Agreement (to the extent that such covenants and obligations require performance by Buyer on or before the Closing).

(c) Compliance with Legal Requirements; No Legal Restraints. There shall not have been issued, granted, enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, or action, or any judgment or ruling by any Governmental Authority that prohibits or restrains, enjoins or otherwise imposes material limitations on the transactions contemplated by this Agreement.

Article 6
SURVIVAL; INDEMNIFICATION

Section 6.1 Survival. All covenants and agreements of the parties hereto shall expire and be of no further force or effect as of the Closing, except to the extent such covenants and agreements provide that they are to be performed after the Closing; provided that no right to indemnification pursuant to this Article 6 in respect of any claim based on any breach of a covenant or agreement shall be affected by the expiration of such covenant or agreement if such claim is initiated prior to the expiration of the statute of limitations applicable to such claim.

Section 6.2 Indemnification.

(a) Indemnification by Seller. Seller shall, jointly and severally, defend, indemnify, and hold harmless Buyer and its respective officers, managers, members, directors, agents and employees, from and against all claims, damages, losses, and expenses, including reasonable attorneys’ fees, based upon, arising out of, with respect to or by reason of (a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement; (b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement; (c) any liability arising out of the ownership or operation of the Assets prior to the Closing; or (d) any Excluded Liabilities.

(b) Indemnification by Buyer. Buyer shall defend, indemnify, and hold harmless Seller and their respective officers, managers, members, directors, agents and employees, from and against all claims, damages, losses, and expenses, including reasonable attorneys’ fees, based upon, arising out of, with respect to or by reason of (a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement; or (b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 6.3 Claim Procedures. Promptly after receipt by a person entitled to indemnity under Section 6.2 (an “Indemnified Person”) of notice of the assertion of a third-party claim against it, such Indemnified Person shall give notice to the person obligated to indemnify under such Section 6.2 (an “Indemnifying Person”) of the assertion of such third-party claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person is materially prejudiced by such failure. The Indemnifying Person shall be entitled to assume the defense of such claim, at its expense. No settlement may be effected by the Indemnifying Person without the Indemnified Person’s consent. The parties agree to cooperate in good faith with each other in the defense of any third-party claim.

Article 7
TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Buyer and Seller; or

(b) by either the Buyer or Seller prior to the Closing, if all conditions to such party’s obligations to consummate the transactions contemplated hereby have not been satisfied or waived, provided, however, that the right to terminate this Agreement under this clause (b) will not be available to any party whose breach of any covenant or agreement hereunder will have been the proximate cause of, or will have directly resulted in, the failure of the Closing to occur on or before such date.

Article 8
MISCELLANEOUS

Section 8.1 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by electronic mail, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent during normal business hours by facsimile (effective as of the delivery of the facsimile confirmation) or electronic mail, three (3) Business Days after mailing if sent by mail, and one (1) Business Day after dispatch if sent by express courier or after receipt if not sent during normal business hours by facsimile or electronic mail, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 8.1:

If to Seller:

E-Mail: [*]

with a copy (which shall not constitute notice) to:

If to Buyer:

E-Mail: dmyman@datchats.com

with a copy (which shall not constitute notice) to:

Section 8.2 Amendments and Waivers; Severability.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) If any provision of this Agreement is hereafter construed to be invalid or unenforceable (including in any particular jurisdiction), the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or unenforceable provisions.

Section 8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to the conflict of laws principles of any jurisdiction.

Section 8.5 Specific Performance; Remedies Cumulative.

(a) Buyer and Seller each recognize that the other will be irreparably injured if this Agreement is not specifically enforced. Therefore, Buyer and Seller shall each be entitled in such event, in addition to bringing suit at law or equity for money or other damages, to obtain specific performance of the terms of this Agreement and to such other equitable relief as Buyer or Seller deems appropriate. In any action to enforce the provisions of this Agreement, Buyer and Seller shall waive the defense that there is an adequate remedy at law or equity and hereby agree that the other party shall have the right to obtain specific performance of the terms of this Agreement.

(b) The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

Section 8.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto, which counterparty may be delivered via facsimile, PDF or other electronic means.

Section 8.7 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Schedules and Exhibits attached hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

*****

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their respective authorized officers as of the day and year first above written.

BUYER:

DATCHAT, INC

By:
Name:	Darin Myman
Title:	CEO

SELLER:

JUDAOPTA LLC

By:
Name:	David Tabakhov
Title:	Managing Partner